EQUITRANS MIDSTREAM ANNOUNCES THIRD QUARTER 2021 RESULTS
Canonsburg, PA (November 2, 2021) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the third quarter 2021. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q3 2021 Highlights:
•Generated $91 million of net income and achieved $266 million of adjusted EBITDA
•Delivered adjusted EBITDA ahead of forecast
•Recorded 69% of total operating revenue from firm reservation fees
•Raised full-year 2021 adjusted EBITDA and free cash flow guidance
•Received an upgraded MSCI ESG Rating of BBB
•Entered into a new 10-year water services agreement with largest customer
"Our quarterly financial results highlight the underlying strength of our existing assets," said Thomas F. Karam, Equitrans chairman and chief executive officer. "We continue to realize capital efficiency from a combination of system integrations and commercial transactions that we have undertaken during the last couple of years. Our focus on safety and operational excellence, coupled with our stable cash flow profile, are the foundation of our company and position E-Train for successful execution in any environment."
"We have been operating as a standalone midstream company for nearly three years, becoming stronger and more resilient amidst ever-changing circumstances," said Diana M. Charletta, Equitrans president and chief operating officer. "For the past 18 months, our business and operational teams have flawlessly navigated stringent working protocols to maintain safe operations, manage costs, and keep the gas flowing for our customers. Looking ahead, as we continue to enhance our many ESG initiatives and methane reduction efforts, we are embracing the important role that natural gas plays in our nation’s transition to a lower-carbon economy.”
THIRD QUARTER 2021 SUMMARY RESULTS

$ millions (except per share metrics)
Net income attributable to ETRN common shareholders	$72.7
Adjusted net income attributable to ETRN common shareholders	$57.0
Earnings per diluted share attributable to ETRN common shareholders	$0.17
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.13
Net income	$90.9
Adjusted EBITDA	$265.7
Deferred revenue	$78.8
Net cash provided by operating activities	$209.9
Free cash flow	$18.5
Retained free cash flow	$(46.4)
Net income attributable to ETRN common shareholders for the third quarter 2021 was impacted by a $21.3 million unrealized gain on derivative instruments. The unrealized gain is reported within other income and relates to the contractual agreement with EQT Corporation (EQT) in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds beginning with the quarter in which Mountain Valley Pipeline (MVP) is placed in-service through the fourth quarter of 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end.
As a result of the gathering agreement with EQT, entered into in February 2020, revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average rate applied over the 15-year contract life. The difference between the cash received from the contracted MVC and the revenue recognized results in the deferral of revenue into future periods. In the third quarter 2021, deferred revenue was $78.8 million.
Operating revenue for the third quarter decreased by $7.9 million compared to the same quarter last year, primarily driven by lower water services volume and was partially offset by increased firm and volumetric gathering revenue. Operating expenses increased by $5.0 million compared to the third quarter 2020, primarily as a result of increased operating and maintenance and selling, general and administrative expenses.
QUARTERLY DIVIDEND
For the third quarter 2021, ETRN will pay a quarterly cash dividend of $0.15 per common share on November 12, 2021 to ETRN common shareholders of record at the close of business on November 2, 2021.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

$ millions	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Full-Year 2021 Forecast
MVP	$94	$176	$275 - $295
Gathering(1)	$58	$162	$220 - $240
Transmission(2)	$6	$20	$40
Water	$11	$20	$35
Total	$169	$378	$570 - $610
(1)Excludes $4.8 million and $10.6 million of capital expenditures related to the noncontrolling interest in Eureka Midstream Holdings, LLC (Eureka) for the three and nine months ended September 30, 2021, respectively. Full-year forecast excludes approximately $15-$20 million of capital expenditures related to the noncontrolling interest in Eureka, and includes $2 million of headquarters capital expenditures.
(2)Includes capital contributions to Mountain Valley Pipeline, LLC (MVP JV) for the MVP Southgate project.
OUTLOOK

$ millions	Full-Year 2021
Net income	$275 - $295
Adjusted EBITDA	$1,110 - $1,130
Deferred revenue	$300
Free cash flow	$450 - $470
Retained free cash flow	$190 - $210
BUSINESS AND PROJECT UPDATES
Outstanding Debt and Liquidity
As of September 30, 2021, ETRN reported $6.4 billion of consolidated long-term debt; $350 million of borrowings and $266 million of letters of credit outstanding under EQM Midstream Partners, LP's (EQM) revolving credit facility; $295 million of borrowings under Eureka's revolving credit facility; and $194 million of cash.
Hammerhead
On October 25, 2021, the three-member panel appointed to arbitrate the previously disclosed dispute between ETRN and EQT relating to the Hammerhead gathering agreement issued a binding arbitration decision in favor of ETRN.
The arbitration panel unanimously determined that although the in-service date for the Hammerhead gathering pipeline was delayed beyond October 1, 2020, such delay was caused by force majeure and, accordingly, EQT has no early termination right relating to the timing of Hammerhead in-service or related right to purchase the

Hammerhead gathering pipeline. Given the decision, ETRN is not entitled to charge EQT monthly firm capacity reservation fees related to Hammerhead until Hammerhead in-service is achieved, which ETRN expects in conjunction with MVP in-service.
Mountain Valley Pipeline
In February 2021, MVP JV initiated a permitting process with the U.S. Army Corps of Engineers (Army Corps) and the Federal Energy Regulatory Commission (FERC) related to the project’s remaining waterbody and wetland crossings. In August, FERC issued an Environmental Assessment for the MVP JV’s certificate amendment application, which requests a change to utilize boring methodology for approximately 120 water crossings. With regard to the Army Corps permitting process, which covers approximately 300 water crossings, the West Virginia Department of Environmental Protection and Virginia Department of Environmental Quality continue to work to complete their respective Section 401 reviews by November 29, 2021 and December 31, 2021, respectively.

The expected permitting timelines for both FERC and Army Corps remain in-line with ETRN's expectations. Accordingly, ETRN continues to target a full in-service date during the summer of 2022 at a total project cost of approximately $6.2 billion. Through September 30, 2021, ETRN had funded approximately $2.4 billion and, based on the total project cost estimate, expects to fund a total of approximately $3.1 billion and to have an approximate 47.8% ownership interest in MVP. ETRN will operate the pipeline.
MVP Southgate
Based on MVP's targeted full in-service date and expectations regarding timing of MVP Southgate permit approvals, ETRN is targeting commencing construction during 2022 and placing the project in-service during the spring of 2023. The approximately 75-mile pipeline is designed to receive gas from MVP in Virginia for transport to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of approximately $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina and, as designed, the pipeline has expansion capabilities that could provide up to 900 MMcf per day of total capacity. ETRN has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.
Water Services
In October 2021, ETRN and EQT entered into a new 10-year mixed-use water services agreement covering operations within a dedicated area in southwestern Pennsylvania. Service under the agreement is expected to commence in Q1 2022 and will replace the five-year Pennsylvania water services letter agreement announced in early 2020. The new water services agreement provides for firm water revenue of $40 million per year to ETRN for the first five years, and $35 million per year for the last five years. With the system buildout underway, ETRN expects water-related capital expenditures of approximately $35 million for the full-year 2021.

In the third quarter 2021, water operating loss was $4.4 million and water EBITDA was $(0.1) million. Water operating loss is forecast to be approximately $55 million for the full-year 2021 and water EBITDA is forecast to be approximately $30 million for the full-year 2021.
Environmental, Social, and Governance (ESG)
In September 2021, ETRN received a rating of BBB (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment, which was a two-grade increase from ETRN's previous B rating. The increase was primarily based on ETRN's public statements and disclosures related to climate strategy, biodiversity and community engagement.
Q3 2021 Earnings Conference Call Information
ETRN will host a conference call with security analysts today, November 2, 2021, at 10:30 a.m. (ET) to discuss third quarter 2021 financial results, operating results, and other business matters.
Call Access: An audio live stream of the call will be available on the internet, and participants are encouraged to pre-register online, in advance of the call. A link to the audio live stream will be available on the Investors page of the ETRN’s website the day of the call.
Security Analysts :: Dial-In Participation
To participate in the Q&A session, security analysts may access the call in the U.S. tollfree at (888) 330-3573; and internationally at (646) 960-0677. The ETRN conference ID is 6625542.

All Other Participants :: Webcast Registration
Please Note: For optimal audio quality, the webcast is best supported through Google Chrome and Mozilla Firefox browsers.
Call Replay: For 14 days following the call, an audio replay will be available at (800) 770-2030 or (647) 362-9199. The ETRN conference ID: 6625542.
ETRN management speaks to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via www.equitransmidstream.com.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income attributable to ETRN common shareholders, earnings per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders, including, as applicable, the premium on redemption of a portion of EQM’s Series A Perpetual Convertible Preferred Units (EQM Series A Preferred Units), transaction costs, impairments of long-lived assets and unrealized gain (loss) on derivative instruments, which items affect the comparability of results period to period. When applicable, the impact of noncontrolling interests is also excluded from the calculations of adjustment items to adjusted net income attributable to ETRN common shareholders, as is the tax impact of non-GAAP items. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income attributable to ETRN common shareholders or actual earnings of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021.

Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended September 30,
(Thousands, except per share information)	2021	2020
Net income attributable to ETRN common shareholders	$72,720	$149,838
Add back / (deduct):
Transaction costs	—	984
Unrealized gain on derivative instruments	(21,328)	(21,005)
Tax impact of non-GAAP items(1)	5,599	5,265
Adjusted net income attributable to ETRN common shareholders	$56,991	$135,082
Diluted weighted average common shares outstanding	433,675	432,821
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.13	$0.31
(1)The adjustments were tax effected at ETRN’s federal and state statutory tax rate for each period.
Adjusted EBITDA
As used in this news release, Adjusted EBITDA means, as applicable, net income, plus income tax expense, net interest expense, loss on extinguishment of debt, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense (income), and transaction costs, less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
The table below reconciles adjusted EBITDA with net income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2021.
Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,
(Thousands)	2021	2020
Net income	$90,905	$168,439
Add:
Income tax expense	32,200	28,440
Net interest expense	94,101	86,411
Depreciation	66,021	66,772
Amortization of intangible assets	16,204	16,204
Preferred Interest payments	2,746	2,765
Non-cash long-term compensation expense	2,999	3,048
Transaction costs	—	984
Less:
Equity income	(8,461)	(60,917)
AFUDC – equity	(82)	(192)
Unrealized gain on derivative instruments	(21,328)	(21,005)
Adjusted EBITDA attributable to noncontrolling interest(1)	(9,618)	(9,363)
Adjusted EBITDA	$265,687	$281,586
(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2021 was calculated as net income of $3.6 million plus depreciation of $3.0 million, plus amortization of intangible assets of $2.1 million and plus interest expense of $0.9 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2020 was calculated as net income of $4.0 million, plus depreciation of $2.8 million, plus amortization of intangible assets of $2.1 million, and plus interest expense of $0.5 million.

Free Cash Flow
As used in this news release, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, premiums paid on extinguishment of debt, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), capital contributions to MVP JV, and distributions/dividends and redemption amounts paid to Series A Preferred unitholders/shareholders (as applicable).
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders and distributions paid to noncontrolling interest EQM common unitholders (as applicable).
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2021.
Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended September 30,
(Thousands)	2021	2020
Net cash provided by operating activities	$209,877	$231,195
Add back / (deduct):
Principal payments received on the Preferred Interest	1,313	1,259
Net cash provided by operating activities attributable to noncontrolling interest(1)	(7,740)	(13,828)
ETRN Series A Preferred Shares dividends(2)	(14,628)	(2,251)
EQM Series A Preferred Unit distributions(3)	—	(10,929)
Capital expenditures(4)(5)	(76,028)	(95,243)
Capital contributions to MVP JV	(94,298)	(65,630)
Free cash flow	$18,496	$44,573
Less:
Dividends paid to common shareholders (6)	(64,879)	(64,871)
Retained free cash flow	$(46,383)	$(20,298)
(1)Reflects 40% of $19.4 million and $34.6 million, which was Eureka’s standalone net cash provided by operating activities for the three months ended September 30, 2021 and 2020, respectively, which represents the noncontrolling interest portion for the three months ended September 30, 2021 and 2020, respectively.
(2)Reflects cash dividends paid of $0.4873 per ETRN Series A Perpetual Convertible Preferred Share for September 30, 2021 and $0.075 per ETRN Series A Perpetual Convertible Preferred Share for September 30, 2020.
(3)Reflects partial period distributions paid for the period 4/1/2020 through 6/17/2020.
(4)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(5)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(6)Second quarter 2021 and 2020 dividend of $0.15 per ETRN common share was paid during the third quarter 2021 and 2020, respectively.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:
•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders
•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income, operating income, or net cash provided by operating activities, as applicable, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.
ETRN is unable to provide a reconciliation of projected adjusted EBITDA from projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained free cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN has not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income is not available without unreasonable effort.
ETRN is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN is unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities without unreasonable effort. ETRN provides a range for the forecasts of net income, adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of cash spending and receipts and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means water operating (loss) income plus, as applicable, depreciation and impairments of long-lived assets of ETRN’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of ETRN’s water services business on ETRN’s operating performance and ETRN’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to ETRN’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income and operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from ETRN's water operating (loss) income as derived from ETRN's statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2021.
ETRN has not provided a reconciliation of projected water EBITDA from projected water operating (loss) income, the most comparable measure calculated in accordance with GAAP. ETRN does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating (loss) income is not available without unreasonable effort.

Reconciliation of Water EBITDA

	Three Months Ended September 30,
(Thousands)	2021	2020
Water operating (loss) income	$(4,414)	$10,118
Add: Depreciation	4,364	8,105
Water EBITDA	$(50)	$18,223
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located assets in the Marcellus and Utica regions, ETRN has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 with the vision to be the premier midstream services provider in North America. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work.
For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com; and to learn more about our environmental, social, and governance practices, visit https://csr.equitransmidstream.com.
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” "outlook" or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance regarding ETRN’s gathering, transmission and storage and water services revenue and volume growth, including the anticipated effects associated with the February 2020 Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees) and volumes, deferred revenues, expenses, and contract liabilities, and the effects on liquidity, projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in the targeted full in-service date for such project); the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements, including the exercise by EQT of any cash-out option as an alternative to receiving a portion of such relief; ETRN’s ability to de-lever; forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water operating (loss) income, water EBITDA, net income, free cash flow, retained free cash flow, leverage ratio, and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water projects); the cost, capacity, shippers for, timing of regulatory approvals (including permitting timelines with respect to the MVP project water crossings), final design and project scope (including expansions or scope extensions or refinements and capital and incremental adjusted EBITDA related thereto), ability to contract additional capacity on, mitigate emissions from and targeted in-service dates of current or in-service projects or assets, in each case as applicable; the ultimate terms, partner relationships and structure of Mountain Valley Pipeline, LLC (MVP JV) and ownership interests therein; the impact of changes in the targeted full in-service date of the MVP project on, among other things, the fair value of the Henry Hub cash bonus provision of the EQT Global GGA and the estimated transaction price allocated to ETRN's remaining performance obligations under certain contracts with firm reservation fees and MVCs; expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to provide produced and mixed water handling services and realize expansion opportunities; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality, accretion and other benefits associated with transactions, including through increased scale; ETRN’s ability to access commercial opportunities and new customers for its water services business, and the timing and cost of ETRN’s development of a mixed-use water system; any credit rating impacts associated with the MVP project, customer credit ratings changes, defaults, acquisitions, dispositions and financings and any changes in EQM’s credit ratings; the impact of the arbitration decision in favor of ETRN regarding the Hammerhead gathering agreement and ownership of the Hammerhead pipeline on investors' perceptions of ETRN’s commercial relationship with EQT and the ability to achieve, and timing for achieving, Hammerhead pipeline in-service; the effect and outcome of future litigation and other proceedings, including regulatory proceedings; the effects of any consolidation of or effected by upstream gas producers, whether in or outside of the Appalachian Basin; the timing and amount of future issuances or repurchases of ETRN’s securities; the effects of conversion, if at all, of ETRN’s preferred shares; the effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA, and the potential impacts thereon of the commission timing and cost of the MVP project; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; dividend amounts, timing and rates; changes in commodity prices and the effect of commodity prices on ETRN's business; future decisions of customers in respect of curtailing natural gas production, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business; liquidity and financing requirements, including sources and availability; interest rates; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; the MVP JV’s ability to raise project-level debt, and the anticipated proceeds that ETRN expects to receive therefrom; expectations regarding natural gas and water volumes in ETRN’s areas of operations; ETRN’s ability to achieve anticipated benefits associated with the execution of the EQT Global GGA, the 2021 Water Services Agreement and related agreements; the impact on ETRN and its subsidiaries of the coronavirus disease 2019 (COVID-19) pandemic, including, among other things, effects on demand for natural gas and ETRN’s services, commodity prices, access to capital and costs which may be incurred as a result of, and compliance with, any vaccine or testing mandate issued by the U.S. Department of Labor’s Occupational Safety and Health Administration (OSHA) or any other government agency; ETRN’s ability to achieve its ESG and sustainability goals (including goals set forth in its climate policy); the effectiveness of ETRN’s information technology systems and practices to defend against evolving cyber attacks on United States critical infrastructure; the effects of government regulation; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.
Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, judicial and other risks and uncertainties, many of which are difficult to predict and are beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under "Item 1A. Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the SEC), as updated by the risk factors disclosed under Part II, "Item 1A. Risk Factors," of ETRN’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2021 and June 30, 2021, each filed with the SEC, the risk factors to be disclosed under Part II, “Item 1 A. Risk Factors,” of ETRN’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021 to be filed with the SEC, and ETRN's subsequent filings. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,
	2021	2020

	(Thousands, except per share amounts)
Operating revenues	$342,074	$350,000
Operating expenses:
Operating and maintenance	38,743	33,905
Selling, general and administrative	33,560	31,626
Transaction costs	—	984
Depreciation	66,021	66,772
Amortization of intangible assets	16,204	16,204
Total operating expenses	154,528	149,491
Operating income	187,546	200,509
Equity income	8,461	60,917
Other income	21,199	21,864
Net interest expense	94,101	86,411
Income before income taxes	123,105	196,879
Income tax expense	32,200	28,440
Net income	90,905	168,439
Net income attributable to noncontrolling interests	3,557	3,973
Net income attributable to ETRN	87,348	164,466
Preferred dividends	14,628	14,628
Net income attributable to ETRN common shareholders	$72,720	$149,838

Earnings per share of common stock attributable to ETRN common shareholders - basic	$0.17	$0.35
Earnings per share of common stock attributable to ETRN common shareholders - diluted	$0.17	$0.35

Weighted average common shares outstanding - basic	433,017	432,773
Weighted average common shares outstanding - diluted	433,675	432,821

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2021	2020

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$151,004	$145,533
Volumetric-based fee revenues	92,812	87,118
Total operating revenues	243,816	232,651
Operating expenses:
Operating and maintenance	25,758	20,683
Selling, general and administrative	21,831	21,930
Depreciation	47,441	44,648
Amortization of intangible assets	16,204	16,204
Total operating expenses	111,234	103,465
Operating income	$132,582	$129,186

Other income(2)	$21,328	$21,005

OPERATIONAL DATA
Gathered volumes (BBtu per day)
Firm capacity(1)	5,110	5,111
Volumetric-based services	2,880	3,080
Total gathered volumes	7,990	8,191

Capital expenditures(3)	$62,916	$90,452

(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Other income includes the unrealized gains on derivative instruments associated with the Henry Hub cash bonus payment provision.
(3)Includes approximately $4.8 million and $13.5 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended September 30, 2021 and 2020, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2021	2020

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$84,053	$84,612
Volumetric-based fee revenues	6,833	8,717
Total operating revenues	90,886	93,329
Operating expenses:
Operating and maintenance	7,922	8,653
Selling, general and administrative	9,426	7,557
Depreciation	13,835	13,659
Total operating expenses	31,183	29,869
Operating income	$59,703	$63,460

Equity income	$8,461	$60,917

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,939	2,950
Volumetric-based services	7	29
Total transmission pipeline throughput	2,946	2,979

Average contracted firm transmission reservation commitments (BBtu per day)	3,819	3,859

Capital expenditures(1)	$5,755	$6,721
(1)Transmission capital expenditures do not include capital contributions made to the MVP JV for the MVP and MVP Southgate projects of approximately $94.3 million and $65.6 million for the three months ended September 30, 2021 and 2020, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2021	2020

FINANCIAL DATA	(Thousands, except MMgal amounts)
Firm reservation fee revenues(1)	$1,061	$9,005
Volumetric based fee revenues	6,311	15,015
Total operating revenues	7,372	24,020
Operating expenses:
Operating and maintenance	5,053	4,569
Selling, general and administrative	2,369	1,228
Depreciation	4,364	8,105
Total operating expenses	11,786	13,902
Operating (loss) income	$(4,414)	$10,118

OPERATIONAL DATA
Water services volumes (MMgal)
Firm capacity reservation(1)	16	126
Volumetric based services	161	307
Total water volumes	177	433

Capital expenditures	$10,803	$2,530
(1)Includes revenues and volumes, as applicable, from contracts with MVCs.

Source: Equitrans Midstream Corporation